EXHIBIT INDEX

1.A.(5)(c)  Copy of the Endorsement to the Flexible  Premium Variable Life
            Insurance Policy.

1.A.(12)    Copy of the Based Insured Rider (Term Insurance).

2.          Opinion of counsel.

6.(a)       Actuarial  opinion  of  Mark  Gorham,  F.S.A.,   M.A.A.A.,   Vice
            President, Insurance Product Development.

6.(b) Written actuarial consent of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

7.(a)       Written auditor consent of Ernst & Young LLP.

8.(b) Power of Attorney to sign amendments to this Registration Statement dated September 11, 2002.